EXHIBIT 4.14


                               BY-LAWS

              (consisting of General and Special By-Laws)

                                 of

             SOCIETE D'ALUMINIUM REYNOLDS DU CANADA, LTEE
               REYNOLDS ALUMINUM COMPANY OF CANADA, LTD.

         (Incorporated under the Laws of the Province of Quebec)

                         GENERAL BY-LAWS
                       GENERAL BY-LAW NO. 1

                        ARTICLE I - Shares

     1. Share Certificates. Share certificates shall be issued in numerical order, be signed by the Chairman of the Board of Directors, the President or a Vice President who is a director, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the corporate seal.

     2. Transfers of Shares. Transfers of shares shall be made only upon the register of transfers of the company, and only by the person named in the certificate or by attorney, lawfully constituted in writing, and only upon surrender of the certificate therefor. The Board of Directors may by resolution make reasonable regulations for the transfers of shares.

     3. Holders of Record. Registered shareholders only shall be entitled to be treated by the company as the holders in fact of the shares standing in their respective names and the company shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Quebec.

     4. Lost or Destroyed Certificates. In case of loss or destruction of any share certificate another may be issued in its place upon satisfactory proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the company, all as determined either expressly by the Board of Directors or pursuant to general authority granted by them.


                  ARTICLE II - Shareholders' Meetings

     1. Place of Meetings. Subject to paragraph 2 of this Article II, unless otherwise prescribed by law or by the articles of the company, meetings of the shareholders shall be held at such place, within or outside Quebec, as the Board of Directors may determine.

     2. Annual Meeting. So long as the company has not made a distribution of its securities to the public, the annual meeting of the shareholders of the company, for the election of directors and for the transaction of such other business as may properly come before the meeting, may be held within or outside Quebec at such place as the Board of Directors may from time to time designate. The annual meeting of the shareholders shall be held on the first Friday after April 15th of each year, if not a legal holiday, and if a legal holiday, then on the first business day following, at 10:00 o'clock in the A.M., or on such other date and at such other time as may be fixed by the Board of Directors.
If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting of shareholders thereafter called pursuant to the By-Laws of the company.

     3. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board of Directors, or by the President, or by the Board of Directors, and shall be called at any time by the Board of Directors or, if there is not a quorum in office, the director or directors which remain, upon receipt by the Secretary of the company of a request in writing of shareholders owning not less than one-tenth of the subscribed shares of the company. Such request must state the purpose of the meeting.

     If such meeting is not called and held within twenty-one days of the date on which the requisition is delivered to the Secretary of the company, any group of shareholders, whether signatories to the requisition or not, who hold in the aggregate not less than one-tenth of the outstanding voting shares of the company, may themselves call the meeting.

     4. Notice of Meetings. Written notice of the place, date and hour of the annual and of all special meetings of the shareholders and, in the case of special meetings, of the purpose or purposes for which such special meeting is called, shall be given in the manner specified in Section 1 of Article VII of these By-Laws not less than ten (10) nor more than sixty (60) days prior to the meeting, to each shareholder of record of the company entitled to vote thereat. Business transacted at all special meetings shall be confined to the purposes stated in the notice.

     The attendance of a shareholder at a meeting constitutes waiver of notice thereof or of any irregularity in the notice except where he attends for the express purpose of objecting to the holding of the meeting on the grounds that the manner of calling it was irregular.

     5. Quorum. A quorum at any annual or special meeting of the shareholders shall consist of shareholders holding a majority of the shares of the company outstanding and entitled to vote thereat, represented either in person or by proxy, except as otherwise specifically provided by law, in the articles of the company or in the By-Laws of the company. Where the company has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a quorum.

     6. Adjourned Meetings. If a quorum be not present at a properly called shareholders' meeting, the meeting may be adjourned from time to time by a majority in interest of those present in person or by proxy and entitled to vote thereat. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting; otherwise, no notice of such adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken. The absence from any meeting of shareholders holding the number of shares of stock of the company required by law, the articles of the company or the By-Laws of the company for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat in person or by proxy shareholders holding the number of shares of the company required in respect of such other matter or matters.

     7. Voting. Unless otherwise prescribed by law or by the articles of the company, and subject to the provisions of Article VI, Section 2 of these By-Laws, each holder of shares of a class which is entitled to vote in any election or on any other questions at any annual or special meeting of the shareholders shall be entitled to one vote, in person or by written proxy, for each share of such class held of record. However, no shareholder in arrears in respect of any call may vote at a shareholders' meeting. Except where, and to the extent that, a different percentage of votes and/or a different exercise of voting power is prescribed by law, the articles of the company or the By-Laws of the company, all elections and other questions shall be decided by the holders of a majority in number of the shares of the company present in person or by proxy and entitled to vote. The votes for directors and the votes upon any question before the meeting shall be cast by such method as the Chairman of the Board of Directors prescribes, provided that any shareholder or proxy may demand a poll in respect of any matter submitted to the vote of the shareholders. In case of an equality of votes, the chairman of the meeting shall not have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

     8. Consents in Writing. Any action which might have been taken by a vote of the shareholders at a meeting thereof may be taken by them without a meeting, without prior notice and without a vote, if a resolution in writing setting forth the action so taken shall be signed by all the holders of outstanding shares entitled to vote at a shareholders' meeting of the company on that resolution.

     9. Irregularities and Omissions. Any irregularities affecting the notice of meeting or its expedition, the involuntary omission to give any such notice or the fact that such a notice has not been received by a shareholder, shall not affect in any manner the validity of the meeting of shareholders. Furthermore, the involuntary omission of the general nature of an item of business which should have been mentioned in the notice of the meeting as being on the agenda of the meeting does not prevent such item of business from being considered and voted upon at the meeting, unless a shareholder suffers prejudice or his interests are injured as a result. A certificate signed by the Secretary or any other duly authorized officer of the company or any registrar or transfer agent for shares of the company shall constitute conclusive evidence of the expedition of a notice of meeting to the shareholders and the shareholders shall be bound by such certificate.

     10. Participation by Telephone. So long as the company has not made a distribution of its securities to the public, the shareholders may participate and vote at a shareholders' meeting by any means allowing all the participants to communicate with each other if all the shareholders entitled to participate and vote at the meeting consent thereto.


                      ARTICLE III - Board of Directors

     1. Number, Term of Office and Powers. The business and affairs of the company shall be under the direction of a Board of Directors, consisting of such minimum and maximum number of persons as may be set out in the articles of the company, the exact number of which shall be fixed from time to time by resolution of the Board of Directors. Until such time as the Board of Directors shall by resolution fix a different number of directors, the Board of Directors shall consist of ten (10) persons. Each director shall be elected for a term running from the date of his election to the next annual meeting of shareholders, but, notwithstanding the expiration of his term, each director shall remain in office until he is re-elected, replaced or removed. Directors need not be shareholders and need not be residents of Canada or Quebec. In addition to the power and authority expressly conferred upon them by the By-Laws and the articles, the Board of Directors may exercise all such powers of the company and do all such lawful acts and things as are not by law or by the articles of the company or by the By-Laws of the company directed or required to be exercised or done by the shareholders.

     2. Resignations. Any director may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board of Directors or to the Secretary of the company. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

     3. Vacancies. Except as otherwise specifically provided by law, by the articles of the company or by the By-Laws of the company, all vacancies in the Board of Directors, whether caused by resignation, death, increase in the number of authorized directors or otherwise, may be filled by a majority of the Board of Directors then in office, even though less than a quorum, or by the shareholders at a special meeting. A director thus elected to fill any vacancy shall hold office until he is re-elected, replaced or removed.

     4. Annual Meeting. The annual meeting of the Board of Directors, for the election of officers and the transaction of other business, shall be held on the same day and at the same place as, and as soon as practicable following, the annual meeting of shareholders, or at such other date, time or place as the Board of Directors may by resolution designate.

     5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times, and at such place within or outside Quebec, as the Board of Directors may from time to time by resolution designate.

     6. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors; or any Vice Chairman of the Board of Directors; or the President; or by the Secretary upon written request of one-third of the directors, such request stating the purpose for which the meeting is to be called. Special meetings shall be held at the principal office of the company or at such office within or outside Quebec as the directors may from time to time designate.

     7. Notice of Meetings. Except as otherwise required by law, notice of special meetings of the Board of Directors shall be given to each director, at least two days before the day on which the meeting is to be held, by personal delivery, mail, telegram, telephone, radio, cable or other comparable means. Such notice shall state the time and place of such meeting, but need not state the purpose thereof unless otherwise required by law. No notice need be given of the annual meeting of the Board of Directors or of regular meetings, provided that, whenever the time or place of such meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken.

     8. Quorum; Adjourned Meetings; Required Vote. A majority of the Board of Directors as constituted from time to time shall be necessary and sufficient at all meetings to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice provided a quorum be present at such adjourned meeting. Unless otherwise specifically provided by law, by the articles of the company or by the By-Laws of the company, the act of a majority of the directors present at any properly convened meeting at which there is a quorum, but in no case less than one-third of all of the directors then in office, shall be the act of the Board of Directors.

     9. Advisory Committees. Standing or temporary advisory committees may be appointed from their own number by the Board of Directors from time to time, and the directors may from time to time vest such committees with such advisory powers as the directors may see fit, subject to such conditions as the directors may prescribe or as may be prescribed by the laws of Quebec. All advisory committees shall consist of two or more directors. The term of office of the members of each advisory committee shall be as fixed from time to time by the Board of Directors; provided, however, that any committee member who ceases to be a director shall ipso facto cease to be a committee member. Any member of an advisory committee may be removed at any time with or without cause by the Board of Directors, and any vacancy in the committee may be filled by the Board of Directors. All advisory committees shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose in the office of the company, and shall report the same to the Board of Directors at their regular meetings. Subject to this Section 9 and except as otherwise determined by the Board of Directors, each advisory committee may make rules for the conduct of its business.

     10. Compensation. Subject to the articles or any unanimous shareholders' agreement, directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees, other compensation and expenses for their services as directors, including, without limitation, services as chairmen or as members of committees of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the company in any other capacity and receiving compensation therefor.

     11. Consents in Writing. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors entitled to vote thereon at a meeting thereof sign a resolution in writing setting forth the actions so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     12. Participation by Conference Telephone. Members of the Board of Directors may participate in a meeting thereof, if all such members consent, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting.

     13. Validation. All acts done at any meeting of the directors by any person or persons acting as a director or directors shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any such director or directors or person or persons acting as aforesaid, or that they or any of them were disqualified as directors, be as valid as if every such person or persons had been duly appointed and qualified as directors.


                             ARTICLE IV - Officers

     1. Officers. The company may have a Chairman of the Board of Directors, one or more Vice Chairmen of the Board of Directors, a President, one or more Vice Presidents, which may include Executive and Senior Vice Presidents, a General Counsel, a Secretary, a Treasurer, a Controller and such other officers and assistant officers as the Board of Directors shall deem appropriate; provided, that the company shall have such officers as are required by applicable law. Officers shall be elected annually by the Board of Directors. One person may hold more than one office.

     2. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of shareholders and directors, shall be the chief executive officer of the company and, subject to the direction of the Board of Directors, shall have general supervision and management of the business and affairs of the company and shall perform all such duties as are incident to such office or are properly required by the Board of Directors. The Chairman of the Board shall be a director.

     3. Vice Chairmen of the Board. A Vice Chairman of the Board of Directors shall perform all such duties as are properly required by the Board of Directors. A Vice Chairman of the Board shall be a director.

     4. President. The President shall be the chief operating officer of the company and shall, subject to the direction of the Board of Directors and the Chairman of the Board of Directors, direct and supervise the business and affairs of the company and shall perform all such other duties as are incident to such office or as are properly required by the Board of Directors or the Chairman of the Board of Directors. During the absence or disability of the Chairman of the Board of Directors, or in the event such office remains vacant, the President shall exercise all powers and discharge all the duties of the Chairman of the Board of Directors. The President shall be a director.

     5. Executive Vice Presidents and Vice Presidents. Each of the Executive Vice Presidents and other Vice Presidents shall perform such duties as are properly required by the Board of Directors, the Chairman of the Board of Directors or the President. If any Executive Vice President or other Vice President shall be elected and designated the "General Manager" by the Board of Directors, during the absence of the President, he shall, subject to the direction of the Board of Directors, the Chairman of the Board of Directors and the President, direct and supervise the business and affairs of the company and shall perform all such other duties as are incident to such office or as are properly required by the Board of Directors, the Chairman of the Board of Directors, or the President.

     6. General Counsel. The General Counsel shall advise the company on legal matters affecting the company and its activities, shall supervise and direct the handling of all such legal matters and shall perform all such other duties as are incident to the office of General Counsel.

     7. Treasurer. The Treasurer shall have the custody of all moneys and securities of the company and shall keep or cause to be kept accurate accounts of all moneys received or payments made in books kept for that purpose. The Treasurer shall deposit or cause to be deposited funds of the company in accordance with Article V, Section 2 of these By-Laws and shall disburse the funds of the company by checks or vouchers as authorized by the Board of Directors. The Treasurer shall also perform all other duties incident to the office of Treasurer.

     8. Secretary. The Secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors, and, when required, the minutes of the meetings of the Executive Committee, and shall be responsible for the custody of all such minutes. The Secretary shall be responsible for the custody of the stock ledger and documents of the company. The Secretary shall have custody of the corporate seal and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized and enjoy all other powers incident to the office of Secretary.

     9. Secretary - Treasurer. Whenever one person is to hold the offices of Secretary and Treasurer, he may, at the option of the Board of Directors, be elected and designated as the "Secretary-Treasurer," and references to the "Secretary" or to the "Treasurer" shall be deemed to include the "Secretary-Treasurer."

     10.  Controller.    The Controller shall be the chief accounting officer
of the company. The Controller shall keep or cause to be kept all books of accounts and accounting records of the company and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the company. The Controller shall prepare or cause to be prepared appropriate financial statements for the company and shall have such other powers and perform such other duties as may be incident to the office of Controller.

     11. Other Officers and Assistant Officers. All other officers and assistant officers shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     12. Term of Office; Vacancies. Each officer shall hold office until the annual meeting of the Board of Directors following the end of the term of the Board by which such officer is elected, except in the case of earlier death, resignation or removal. Vacancies in any office arising from any cause may be filled by the directors at any regular or special meeting.

     13. Removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.


                      ARTICLE V - Dividends and Finance

     1. Dividends. Subject to the provisions of the laws of Quebec, the Board of Directors may from time to time by resolution declare dividends payable to the shareholders according to their respective rights and interests in the company. Dividends may be paid in money or property or by issuing fully paid shares of the company. The Directors may deduct from the dividends payable to a shareholder any amounts owed by the shareholder to the company by virtue of a call or calls or for any other reason.

     2. Deposits; Withdrawals; Notes and Other Instruments. The moneys of the company shall be deposited in the name of the company in such banks or trust companies as shall be designated by the Board of Directors or by an officer or assistant officer of the company to whom the Board of Directors has delegated such authority, and shall be drawn out only by persons designated, from time to time, by the Board of Directors or by an officer or assistant officer of this company to whom the Board of Directors has delegated such authority. All notes and other instruments for the payment of money shall be signed or endorsed by officers or other persons authorized from time to time by the Board of Directors or by an officer or assistant officer of this company to whom the Board of Directors has delegated such authority.

     3. Fiscal Year. The fiscal year of the company shall date from the first day of January in each year.


                  ARTICLE VI - Books and Records; Record Date

     1. Books and Records. The books, accounts and records of the company, except as may be otherwise required by the laws of Quebec (including with respect to the book of the company, which shall be kept at the head office of the company), may be kept within or outside of Quebec at such places as the Board of Directors may from time to time designate.

     2. Record Date. The Board of Directors is authorized to fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, or a date in connection with obtaining consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital shares, or to give such consent. In such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the register of transfers of the company after any such record date fixed as aforesaid. Any such record date fixed in connection with a meeting of shareholders shall not be less than ten (10) days before the date of such meeting.


                         ARTICLE VII - Notices

     1. Notices. Whenever any provision of law or the By-Laws of the company requires notice to be given to any director, officer or shareholder, such notice may be given in writing by mailing the same to such director, officer or shareholder at his or her address as the same appears in the books of the company, unless such shareholder shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request.
The time when the same shall be mailed shall be deemed to be the time of the giving of such notice. However, any notice given by the company to shareholders, other than notices of annual or special meetings, shall be by registered or certified letter. Such notice by registered or certified letter shall be deemed given at the time such letter would be delivered in the ordinary course of post. This section shall not be deemed to preclude the giving of notice by other means if permitted by law, by the articles of the company, or by the By-Laws of the company.

     2. Waivers of Notice. A waiver of any notice in writing, signed by a shareholder, director or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any director, officer or shareholder.


                         ARTICLE VIII - Contracts

     1. Interested Directors or Officers. No contract or transaction between the company and one or more of its directors or officers, or between the company and any other company, partnership, association, or other organization in which one or more of the directors or officers of the company are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer of the company is present at or participates in the meeting of the Board of Directors or the Executive Committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

          (i) The material facts as to the relationship or interest of such person and as to the contract or transaction are disclosed or are known to the Board of Directors or the Executive Committee thereof, and the Board of Directors or Executive Committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors of the company; provided, however, that common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or Executive Committee; or

          (ii) The material facts as to the relationship or interest of such person and as to the contract or transaction are disclosed or are known to the shareholders of the company entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders of the company; or

          (iii) The contract or transaction is fair as to the company as of the time it is authorized, approved or ratified, by the Board of Directors, the Executive Committee thereof, or the shareholders of the company.

                           ARTICLE IX - Seal

     1. Seal. The corporate seal of the company shall be circular in form and bear the name of the company and the year of its incorporation.


                       ARTICLE X - Indemnification

     1. Indemnification in Third Party Action. Unless and except to the extent prohibited by law, the company shall assume the defense of each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that such person is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, and shall indemnify each such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless such person has committed a grievous offense or personal offense separable from the exercise of his or her duties. With respect to any penal or criminal action or proceeding, the company shall likewise indemnify each such person if he or she had reason to believe his or her conduct was lawful or if they have been freed or acquitted. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not have reasonable cause to believe that his or her conduct was unlawful.

     2. Indemnification in an Action by or in the Right of the Company. The company shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the company loses its case and the court so decides. If the company wins its case only in part, the court may determine the amount of the expense the company shall assume.

     3. Determination of Indemnification. Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met or failed to meet, as the case may be, the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

     4. Advance for Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the company as authorized in this Article X.

     5.   General Provisions.

          (a) Any payment of indemnification made pursuant to this Article X shall be reported to the shareholders, except that no such payment need be reported if the person to whom it was made has been fully successful on the merits or otherwise.

          (b) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the company under Section 4 of this Article X shall be repaid (i) in case the person receiving such advance is ultimately found, under the procedure set forth in this Article X, not to be entitled to indemnification, or (ii) where indemnification is granted, to the extent that the expenses so advanced by the company exceed the indemnification to which such person is entitled.

          (c) The company may indemnify each person, though he or she is not or was not a director, officer, employee or agent of the corporation, who served at the request of the company on a committee created by the Board to consider and report to it in respect of any matter. Any such indemnification may be made under the preceding provisions of this Article X and shall be subject to the limitations thereof except that (as indicated) any such committee member need not be nor have been a director, officer, employee or agent of the company.

          (d) If any section, subsection, paragraph, sentence, clause, phrase or word in this Article X shall be adjudicated invalid or unenforceable, such adjudication shall not be deemed to invalidate or otherwise affect any other section, subsection, paragraph, sentence, clause, phrase or word of this Article.

          (e) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


                 ARTICLE XI - Borrowing of Money by the Company

     1. Borrowing. The Board of Directors of the company may from time to time:

          (a)  borrow money upon the credit of the company;

          (b) issue debentures or other securities of the company, and pledge or sell the same for such sums and at such prices as may be deemed expedient;

          (c) notwithstanding the provisions of the Civil Code, hypothecate, mortgage or pledge the moveable or immoveable property, present or future, of the company, to secure any such debentures or other securities, or give part only of such guarantee for such purposes and constitute the hypothec, mortgage or pledge above mentioned, by trust deed, in accordance with Sections 28 and 29 of the Special Corporate Powers Act (Chap. P-16), or in any other manner; and

          (d) hypothecate or mortgage the immoveable property of the company, or pledge or otherwise affect the moveable property, or give all such guarantees, to secure the payment of loans made otherwise than by the issue of debentures, as well as the payment or performance of any other debt, contract or obligation of the company.

          The limitations and restrictions contained in this section shall not apply to the borrowing of money by the company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the company.

     2. Delegation. The Board of Directors may from time to time delegate to such one or more of the directors and officers of the company as may be designated by the Board of Directors all or any of the powers conferred on the Board of Directors by Article XI, Section 1 hereof or by the laws of Quebec to such extent and in such manner as the Board of Directors shall determine at the time of each such delegation. The powers hereby confirmed by this paragraph and the preceding paragraph shall be deemed to be in supplement to and not in substitution for any other borrowing powers which may otherwise be conferred on the directors or officers of the company independently of such paragraphs.


                    ARTICLE XII - Executive Committee

     1. Number; Term of Office; Increase or Decrease; Removal; Vacancies; Resignation. So long as the board of directors shall consist of more than six directors, the Board of Directors may designate and elect from among its members an Executive Committee. The Executive Committee shall be composed of three directors, unless and until the Board of Directors shall fix a different number of members; provided, that the Executive Committee may not be composed of less than three directors. Each member of the Executive Committee shall continue to be a member thereof so long as he shall continue to be a member of the Board of Directors or until his successor is designated and elected, unless, prior to his ceasing to be a director or his successor being designated and elected, he shall be removed from the Executive Committee by the Board of Directors or he shall resign from the Executive Committee. A majority of the Board of Directors then in office, even though less than a quorum, may at any time (i) increase or decrease (to not less than three) the number of members of the Executive Committee, (ii) remove (with or without cause) members of the Executive Committee, and (iii) designate and elect new members of the Executive Committee to replace existing members thereof or to fill vacancies therein, whether caused by death, increase in the number of members, resignation, removal or otherwise. Any member of the Executive Committee may at any time resign therefrom by giving written notice thereof to the Board of Directors, the Chairman of the Board, or the Secretary, and any such resignation shall take effect at the time specified therein, or if a time is not specified therein, then upon receipt thereof.

     2. Powers. Subject to the provisions of paragraph 5 of this Article XII, during intervals between meetings of the Board of Directors, the Executive Committee shall have, and may exercise, any and all powers of the Board of Directors, except those powers which by law, by the Articles of the Company, or by any By-Laws of the Company hereafter enacted by the Board of Directors must be exercised only by the Board of Directors.

     3. Meetings; Notice; Waiver of Notice. Meetings of the Executive Committee may be called by the Chairman of the Board, any Vice Chairman of the Board, the President, or, upon written request of any member, by the Secretary. Notice of a meeting of the Executive Committee shall be given to each member at least two days before the day on which the meeting is to be held by personal delivery, mail, telegram, radio, cable or other means. The notice shall state the time and place of the meeting and the purpose or purposes for which the meeting has been called. A written waiver of notice signed by a member of the Executive Committee, whether signed before or after a meeting, shall be deemed to satisfy any requirement to give notice of the meeting to such member.

     4. Quorum; Adjourned Meetings; Required Vote; Consent in Writing; Participation by Conference Phone. A majority of the Executive Committee as then constituted, but in no event less than two members thereof, shall be necessary and sufficient at all meetings to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the members present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice provided that a majority of the Executive Committee as then constituted, but in no event less than two members thereof, are present at such adjourned meeting. Unless otherwise specifically required by law, by the Articles of the Company, or by any By-Laws of the Company hereafter enacted by the Board of Directors, the act of a majority of the members of the Executive Committee present at any properly convened meeting at which there is a quorum shall be the act of the Executive Committee. Any action permitted to be taken at any meeting of the Executive Committee may be taken without a meeting if all members thereof entitled to vote at a meeting sign a resolution in writing setting forth the actions so taken, and the writing or writings are filed with the minutes of proceedings of the Executive Committee. If all members of the Executive Committee consent, members thereof may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting.

     5. Validation. All acts done at any meeting of the Executive Committee by any person or persons acting as a member or members thereof shall, notwithstanding that it may subsequently be discovered that there was a defect in the appointment of any such person or persons as a member or members thereof, or that any such person or persons were disqualified as members thereof, be valid as if every such person or persons had been duly designated and elected as members of the Executive Committee. Actions by the Executive Committee need not be approved by the Board of Directors to be valid; however, any action by the Executive Committee shall be subject to rescission or alteration by the Board of Directors; provided, that no rights or actions of or with respect to third parties shall be prejudiced or affected by any such rescission or alteration.


                         ARTICLE XIII - Head Office

     The company shall maintain a head office in Quebec in the judicial district indicated in its articles. The company may change the address of its head office within the limits of such judicial district by a resolution of its Board of Directors. It may also transfer its head office to another judicial district by amending its articles and such transfer shall have effect as of the date of the amendment to the articles.


                   ARTICLE XIV - Amendments to the By-Laws

     The Board of Directors may from time to time repeal, amend, or re-enact By-Laws of the company, but every such By-law, (except By-Laws respecting agents, officers and servants of the company, and except such By-Laws which by law require approval or sanction by the shareholders before coming into effect) and every repeal, amendment or re-enactment thereof, unless in the meantime confirmed at a meeting of the shareholders of the company duly called for that purpose, shall have force only until the next annual meeting of shareholders of the company, and in default of confirmation thereat, shall, at and from that time only, cease to be in force.

                               SPECIAL BY-LAWS

SPECIAL BY-LAW NO. 1 (originally adopted as By-Law No. 1 at a meeting of the Directors held on September 17, 1982)

That:

     1. The Company be, and it hereby is, authorized to make an application to the Ministre des Consommateurs, Cooperatives et Institutions Financieres de la Province de Quebec for a Certificate of Continuance continuing the Company under Part 1A of the Companies Act, Quebec.

     2. Subject to the issuance of such Certificate of Continuance and without affecting the validity of the incorporation and existence of the Company by and under its Charter, and of any act done thereunder, its Charter is hereby amended by deleting all of the provisions thereof and substituting therefor all provisions set out in the Articles of Continuance, a copy of which has been presented at this meeting and is to be included in the Minutes of this Meeting; and that the Chairman of the Board, the Vice Chairman of the Board and the President of the Company be, and each of them hereby is, authorized to execute and deliver such documents and instruments (including, without limitation, the Articles of Continuance of the Company), and to take and cause to be taken such additional actions, as he deems necessary or desirable to effect the foregoing.


SPECIAL BY-LAW NO. 2 (originally adopted as By-Law No. 7 by consent of the Executive Committee of the Board of Directors dated July 18, 1986)

     1. THAT the articles of amendment attached hereto, providing for increasing the maximum number of directors from twelve to thirteen which the board of directors may determine, is hereby approved;

     2. THAT the Company file the articles of amendment with the Inspecteur general des institutions financieres in order to obtain a certificate of amendment, and that any one of the directors of the Company is hereby authorized to file the said articles of amendment for and on behalf of and in the name of the Company;

     3. THAT upon the issuance of the certificate of amendment and without affecting the validity and the existence of the Company by virtue of its certificate of continuance, the articles of continuance are hereby amended by amending section 6 of the articles of continuance in accordance with the provisions of the articles of amendment attached hereto;

     4. THAT any one of the directors of the Company is hereby authorized to sign all documents and forms necessary or incidental for the due carrying out of the foregoing; and

     5. THAT upon the issuance of the certificate of amendment, the Board of Directors of the Company shall consist of thirteen persons.


SPECIAL BY-LAW NO. 3 (originally adopted as By-Law No. 9 by consent of the Directors dated February 19, 1988)

     1. THAT the articles of amendment presented at this meeting, amending the share capital to authorize an unlimited number of shares of Class D Preferred Stock, are hereby approved;

     2. THAT the Company file articles of amendment with the Inspecteur general des institutions financieres in order to obtain a certificate of amendment amending its capital structure and that any one of the Directors of the Company be and he is hereby authorized to file the said articles of amendment for and on behalf of and in the name of the Company;

     3. THAT upon the issuance of the certificate of amendment and without affecting the validity and the existence of the Company by virtue of its certificate of continuance, the articles of continuance be and they are hereby amended by amending Section 4 of the articles of continuance in accordance with the provisions of the articles of amendment approved by the Board of Directors of the Company; and

     4. THAT any one of the Directors of the Company be and he is hereby authorized to sign all documents and forms necessary or incidental for the due carrying out of the foregoing.


SPECIAL BY-LAW NO. 4 (originally adopted as By-Law No. 10 by consent of the Executive Committee of the Board of Directors dated February 15, 1993)


     1. THAT the articles of amendment attached hereto amending Section 5 of the Company's articles of continuance to permit the Company to offer its securities to the public are hereby approved;

     2. THAT the Company file articles of amendment with the Inspecteur general des institutions financieres in order to obtain a certificate of amendment amending the limitations on the public offering of the Company's securities set forth in Section 5 of the Company's articles of continuance and that any one of the Directors of the Company be and he is hereby authorized to execute and file the said articles of amendment for and on behalf of and in the name of the Company;

     3. THAT upon the issuance of the certificate of amendment and without affecting the validity and the existence of the Company by virtue of its certificate of continuance, the articles of continuance be and they are hereby amended by amending Section 5 of the articles of continuance in accordance with the provisions of the articles of amendment approved by the Executive Committee of the Board of Directors of the Company; and

     4. THAT any one of the Directors of the Company be and he is hereby authorized to do all things and sign all documents and forms necessary or incidental for the due carrying out of the foregoing.

SPECIAL BY-LAW NO. 5

     being a by-law authorizing the Company to file articles of amendment with the Inspecteur general des institutions financieres, in order to obtain a certificate of amendment changing the corporate name of the Company:

     1. THAT the Company file articles of amendment with the Inspecteur general des institutions financieres, in order to obtain a certificate of amendment changing its corporate name from "Societe Canadienne de Metaux Reynolds, Limitee-Canadian Reynolds Metals Company, Limited" to "Societe d'Aluminium Reynolds du Canada, Ltee/Reynolds Aluminum Company of Canada, Ltd." effective January 1, 1996; and

     2. THAT any one of the directors of the Company be and he/she is hereby authorized to do all things and sign all documents and forms necessary or incidental for the due carrying out of the foregoing.

SPECIAL BY-LAW NO. 6

     THAT the Company is hereby authorized to enter into and carry out a Plan of Reorganization (the "Plan of Reorganization") among the Company, Southern Graphic Systems, Inc. ("SGS") and Systemes Graphiques Southern-Canada, Ltee-Southern Graphic Systems-Canada, Ltd. ("SGSC").

     THAT each of the officers of the Company is hereby authorized to execute and deliver on behalf of the Company the Plan of Reorganization in the form or substantially the form attached hereto, with such changes therein as the executing officer shall deem necessary or advisable.

     THAT each of the officers of the Company is hereby authorized to sign any and all certificates, agreements, instruments and documents required under Canadian federal or Quebec law relating to an election under Section 85 of the Canadian Income Tax Act.

     THAT each officer of the Company is hereby authorized to cause the Company to acquire from SGS (i) 100 class A common shares without par value of SGSC and (ii) 4,288 class A preferred shares without par value of SGSC (together, being all of the outstanding shares of SGSC, the "SGSC Shares"), solely in consideration of and exchange for 45,000 Class A Preferred Shares, Cdn. $100 Par Value, of the Company (the "Class A Preferred Shares").

     THAT the Board of Directors hereby determines that the SGSC Shares to be acquired by the Company have a fair market value, and are the fair equivalent of cash in the amount, of Cdn. $4,500,000.

     THAT the Company issue, allot and deliver to SGS the Class A Preferred Shares for the consideration established above.


     THAT the Class A Preferred Shares when issued, allotted and delivered to SGS for the consideration described above shall be, and shall be deemed to be, fully paid and nonassessable, and the holders of the Class A Preferred Shares shall be subject to no further call or liability with respect thereto.

     THAT in the event the fair market value of the SGSC Shares to be acquired by the Company pursuant to this resolution shall be determined by final judgment of any competent administrative tribunal or court, or by uncontested decision of any revenue authority, to be other than Cdn. $4,500,000 as of the date such SGSC Shares are exchanged for the Class A Preferred Shares, each officer of the Company is hereby authorized to execute and deliver such documents and instruments, and to take and cause to be taken such additional action, as any such officer deems necessary or desirable to adjust retroactively the stated capital of the Class A Preferred Shares to reflect the valuation so determined, and to make or cause to be made all necessary adjustments, payments or repayments, cancellation or issuance of shares as may be required in order to give effect to such changes as of the date of issuance of the Class A Preferred Shares.

     THAT each of the officers of the Company is hereby authorized to take any and all such other actions, including without limitation the incurrence and payment of all fees, expenses and other charges, and to execute and deliver any and all agreements, instruments and documents which in the opinion of any of them may be necessary or desirable to achieve the purposes of, or effect the transactions contemplated by, this resolution, the taking of any such action or the execution and delivery of any such agreements, instruments or documents to be conclusive evidence of the authority to take, execute and deliver the same"; and

     FURTHER RESOLVED, that the amount of $4,500,000 be added to the paid-up share capital account being maintained by the Company for its Class A Preferred Shares.